SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  October 27, 1997


                                   NELX, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Kansas                         0-21210                      84-0922335
     ------                         -------                      ----------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)



Rt #1, Box 4J, Bridgeport, West Virginia             26330
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(New address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code 304-622-9599
                                                   ------------


10200 W. 44th Ave., #400, Wheat Ridge, CO            80033
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(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant
----------------------------------------

     On October 9, 1997, the Board of Directors accepted an offer from Charles Stout to acquire 20 million shares of common stock of NELX, Inc., in consideration for his agreement to contribute $20,000 in immediate cash and to contribute such additional funding up to $250,000 to settle accounts payable and commitments. Subsequently, on October 17, 1997, the initial cash contribution of $20,000 was made.

     When issued, the 20 million shares will represent 46% of the outstanding stock of NELX, Inc. as of October 22, 1997.

Item 2. Acquisition or Disposition of Assets
--------------------------------------------

     None

Item 3. Bankruptcy or Receivership
----------------------------------

     None.

Item 4. Changes in Registrants Certifying Accountant
----------------------------------------------------

     None.

Item 5. Other Events
--------------------

     The letter of intent with the Shareholders of Foster Coal Company, St. Louis, Missouri and NELX, Inc. expired on September 29, 1997. By letter dated October 2, 1997, NELX notified foster Coal that it would not continue the Letter since negotiations over the terms of the definitive agreement had broken down.

     Charles Stout was appointed President on October 9, 1997.

     Wesley F. Whiting resigned as president and a director on October 9, 1997.

     Harry Bullock was appointed Vice President on October 9, 1997.

Item 6. Appointment of New Directors
------------------------------------

     Charles Stout was appointed a director of the corporation on October 9, 1997. Ken Curry was appointed to the Board of Directors on October 9, 1997.

Item 7. Financial Statements Pro Forma Financial & Exhibits
-----------------------------------------------------------

     Financials - None at this time.

Exhibits

     None.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 27, 1997                 NELX, Inc.


                                       By: /s/ Harry Bullock
                                       -----------------------------------------
                                          Harry Bullock, Vice President